UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 2, 2016

Alico, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913
(Address of principal executive offices)(Zip Code)

239-226-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Section 2	Financial Information
Item 2.02	Results of Operations and Financial Condition

On December 2, 2016, Alico, Inc. issued a press release announcing its financial results for the three and twelve months ended months ended September 30, 2016.

A copy of the press release is furnished within this report as Exhibit 99.1.

The information contained in Item 2.02 of this report and in the exhibit attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Alico Inc. has begun to realign its management structure to optimize the financial returns on the assets of its Orange Co. and Conservation and Environmental Resources divisions. Remy W. Trafelet will become President and Chief Executive Officer of the parent holding company, Alico Inc., on January 1, 2017. He has led the Company’s Executive Committee as Chairman since 2013. George Brokaw will become Executive Vice Chairman for Alico Inc., while Hank Slack will serve as Executive Chairman. Clay Wilson will step down as Chief Executive Officer on December 31, 2016. Mr. Wilson will continue to serve as a member of the Alico Board of Directors. The compensatory arrangements and other terms are still being negotiated and will be disclosed when available.
Mr. Trafelet, age 46, has served on the Board of Directors since November 19, 2013. Mr. Trafelet is Managing Partner and Portfolio Manager of Trafelet Brokaw & Company, LLC, a New York-based private investment management firm. Mr. Trafelet also serves as Managing Partner of Trafelet Capital Management, LP, Manager of 734 Agriculture, LLC and previously served as the Chairman of 734 Citrus Holdings, LLC, d/b/a Silver Nip Citrus (“Silver Nip Citrus”), a grower of Florida citrus products. He currently serves as Chairman of HazelTree Treasury Management Solutions, which Mr. Trafelet founded in 2009.

Mr. Brokaw, age 49, has served on the Board of Directors since November 19, 2013 and has brought to the Board extensive knowledge and experience in the areas of business, finance and capital markets. Mr. Brokaw is Managing Partner at Trafelet Brokaw & Company, LLC, a New York-based private investment management firm, and a director of DISH Network Corporation. He previously served as the Managing Director of the Highbridge Growth Equity Fund at Highbridge Principal Strategies, LLC.

Mr. Slack, age 66, has served on the Board of Directors since November 19, 2013 and has brought to the Board extensive experience in the areas of business, finance and capital markets. Mr. Slack served as Chairman of Terra Industries, an international nitrogen-based fertilizer company, from 2001 until 2010, and as a director of Terra Industries from 1983 to 2010. He is currently the senior partner of Quarterwatch, LLC. Additionally, Mr. Slack is Chairman of the Advisory Board of Blakeney Limited Partners. He has also served as a director of E. Oppenheimer and Son International Limited, a private investment and holding company, since 1979 and sits on its Investment Committee.
Messrs. Trafelet, Brokaw and Slack are party to the following related party transactions, all of which have been previously disclosed in Alico Inc.’s SEC filings:
734 Investors and 734 Agriculture
On November 19, 2013, 734 Agriculture and its affiliates, including 734 Investors, acquired all of the approximately 51% of Alico’s common stock then owned by Atlantic Blue Group, Inc. (the "Share Purchase"). 734 Investors now beneficially owns, directly or indirectly, approximately 58% of the outstanding shares of the Company’s common stock and possesses the voting power to control the election of the Company’s Directors and any other matter requiring the affirmative vote or consent of the Company’s shareholders. 734 Agriculture is the sole managing member of 734 Investors. By virtue of their ownership percentage,

734 Investors and 734 Agriculture are able to elect all of the Directors and, consequently, control Alico. Messrs. Brokaw and Trafelet, who are directors of Alico, are the two controlling persons of 734 Agriculture.
Silver Nip Citrus Merger Agreement
Common Control Acquisition between the Company and 734 Citrus Holdings, LLC
Effective February 28, 2015, Alico completed the merger (“Merger”) with 734 Citrus Holdings, LLC (“Silver Nip Citrus”) pursuant to an Agreement and Plan of Merger, dated as of December 2, 2014 (the “Merger Agreement”) with 734 Sub, LLC, a wholly owned subsidiary of Alico (“Merger Sub”), Silver Nip Citrus and, solely with respect to certain sections thereof, the equity holders of Silver Nip Citrus. The ownership of Silver Nip Citrus was held by 734 Agriculture, 74.89%, Mr. Clay Wilson, Alico's Chief Executive Officer, 5% and an entity controlled by Mr. Clay Wilson owned 20.11%. Silver Nip Citrus entities include 734 Harvest, LLC, 734 Co-op Groves, LLC, 734 LMC Groves, LLC and 734 BLP Groves, LLC.
At closing of the Merger, Merger Sub merged with and into Silver Nip Citrus, with Silver Nip Citrus and its affiliates surviving the Merger as wholly-owned subsidiaries of Alico. Pursuant to the Merger Agreement, at closing, Alico issued 923,257 shares of the Company’s common stock, par value $1.00 per share, to the holders of membership interests in Silver Nip Citrus. Silver Nip Citrus’ outstanding net indebtedness at the closing of the Merger was approximately $40,278,000 and other liabilities totaled $8,446,000. Alico acquired assets with a book value of $65,739,000 and total net assets of $17,015,000. The common shares issued were recorded at the carrying amount of the net assets transferred.
The former holders of membership interests (the "Members") in Silver Nip Citrus subsequently earned an additional 148,705 shares of Alico common stock pursuant to the Merger Agreement. The additional purchase consideration was based on the value of the proceeds received to date by the Company from the sale of citrus fruit harvested on Silver Nip Citrus’ citrus groves following the conclusion of the 2014-2015 citrus harvest season. The Members will receive additional Company common shares based on any additional proceeds received by Alico related to the 2014-2015 harvest season.
Shared Services Agreement
Effective January 1, 2015, Alico and Trafelet Brokaw Capital Management, L.P. (“TBCM”) entered into a shared services agreement under which TBCM provides shared office space at TBCM’s offices in New York, New York and certain related administrative support services to Alico.  Messrs. Brokaw and Trafelet, who are directors of Alico, are Managing Partners of TBCM. Alico reimburses TBCM for TBCM’s actual costs of providing office space and providing such administrative services (including internal allocations), in consultation with Alico. The agreement has an initial term ending on June 1, 2016 and is thereafter automatically renewed for additional 1-year periods unless terminated by Alico. During the fiscal years 2016 and 2015, Alico paid approximately $479,000 and $379,000, respectively, to TBCM pursuant to the shared services agreement.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Alico, Inc. Press Release dated December 2, 2016 (furnished herewith but not filed pursuant to Item 2.02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2016	ALICO, INC.

	By:	/s/ John E. Kiernan

John E. Kiernan
Senior Vice President and Chief Financial Officer